Exhibit 99.1

ArTara Therapeutics Appoints Blaine Davis as Chief Financial Officer

NEW YORK, February 11, 2020 – ArTara Therapeutics, Inc. (Nasdaq: TARA) (“ArTara” or the “Company”), a development-stage clinical biopharmaceutical company developing treatments for rare and specialty diseases with significant unmet needs, today announced the appointment of Mr. Blaine Davis as chief financial officer effective February 11, 2020. Mr. Davis most recently served as vice president, head of investor relations and corporate communications at Nasdaq-listed Insmed (Nasdaq: INSM).

“We are thrilled to welcome Blaine to the ArTara leadership team during this pivotal time of growth for the company,” said Jesse Shefferman, chief executive officer of ArTara. “We will rely heavily on Blaine’s deep financial expertise in the life science industry as we take the next steps to execute on our business plan, expand our pipeline of life-changing therapies and ultimately bring them to people in need.”

Mr. Davis added, “I am very excited to join ArTara and am inspired by the Company’s mission of developing therapies that have the potential to improve the well-being of patients with serious diseases. I look forward to applying my financial and operational expertise to continue to grow ArTara’s business while also accelerating the development of TARA-002 for the treatment of lymphatic malformations and IV choline chloride for the treatment of intestinal failure-associated liver disease.”

Mr. Davis brings more than 20 years of experience in investor relations, corporate affairs, and sales and marketing at life sciences companies focused on rare diseases. Prior to joining ArTara, Mr. Davis served as vice president, head of investor relations and corporate communications at Insmed starting in July 2017. Previously, Mr. Davis held multiple executive leadership positions at Endo International, including senior vice president and general manager, specialty pharmaceuticals; president of Endo Ventures; and senior vice president, investor relations and corporate communications. Prior to Endo, Mr. Davis held positions in corporate and business development and investor relations at Bristol-Myers Squibb. Mr. Davis holds a Bachelor of Arts in biology and psychology with a minor in economics from Middlebury College.

Inducement Award

The Compensation Committee of the Board of Directors has approved an inducement award to Mr. Davis. The inducement award consists of a stock option to purchase up to 94,000 shares of the Company's common stock priced at the closing price of the Common Stock on the grant date of February 11, 2020. The stock option award will be granted subject to the terms of the Company’s Amended and Restated 2014 Equity Incentive Plan. One-fourth of the shares subject to the stock option award will vest on the one-year anniversary of Mr. Davis’ start date and the remainder of the shares will vest in a series of 36 successive equal monthly installments thereafter, subject to his continuous service with the Company through each such vesting date and subject to potential vesting acceleration under certain circumstances pursuant to the terms of Mr. Davis’ employment agreement with the Company.

About ArTara Therapeutics, Inc.

ArTara is focused on identifying and optimizing product candidates for patients suffering from rare and specialty diseases where there is a significant unmet need. ArTara’s current development programs focus on the treatment of rare diseases in structural and connective tissues, as well as rare hepatology/gastrointestinal and metabolic disorders. The Company’s lead program, TARA-002, is being developed for the treatment of lymphatic malformations. ArTara’s second program, IV choline chloride, is a phospholipid substrate replacement therapy in development for the treatment of intestinal failure-associated liver disease.

Forward-Looking Statements

This communication contains “forward-looking” statements, including, without limitation, statements related to the anticipated growth of the company, execution of our business plan, expansion of our pipeline of life-changing therapies and the possibility to bring them to people in need if approved. Any statements contained in this communication that are not statements of historical fact may be deemed to be forward-looking statements. These forward-looking statements are based upon ArTara’s current expectations. Forward-looking statements involve risks and uncertainties. ArTara’s actual results and the timing of events could differ materially from those anticipated in such forward-looking statements as a result of these risks and uncertainties, which include, without limitation, related to ArTara’s ability to successfully integrate the operations of Proteon and ArTara and achieve the potential benefits of the merger; the Company’s ability to advance its preclinical programs and the uncertain and time-consuming regulatory approval process. Additional risks and uncertainties relating to ArTara and its business can be found under the caption “Risk Factors – Risks Related to ArTara” in Proteon’s Registration Statement on Form S-4 initially filed with the SEC on November 7, 2019, as amended. ArTara expressly disclaims any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in ArTara’s expectations with regard thereto or any change in events, conditions or circumstances on which any such statements are based.

CONTACT

Media Contact

Karen O’Shea, Ph.D.

LifeSci Communications

koshea@lifescicomms.com

929-469-3860